Exhibit 3.7



                          CERTIFICATE OF INCORPORATION

                                       OF

                       JOHNSTON'S READY-CRUST CORPORATION

     The undersigned, for the purpose of forming a corporation pursuant to the provisions of Section 102 of the Delaware General Corporation Law, has executed the following Certificate of Incorporation:

     1.   The name of the corporation is Johnston"s Ready-Crust Corporation.

     2. The address of the corporation's registered office is No. 100 West Tenth Street, City of Wilmington, County of New Castle, and the name of the corporation's registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted by this corporation are:

          To engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) Common Shares, and the par value of each such share is One Dollar ($1.00).

     5. The name and mailing address of the incorporator is Paul C. Meyer, Rogers & Wells, 200 Park Avenue, New York, New York 100166.

     IN WITNESS WHEREOF, the incorporator of the above-named corporation has executed this Certificate of Incorporation on this 16th day of July, 1980.



                                                             -------------------
                                                                PAUL G. MEYER

                            CERTIFICATE OF AMENDMENT

                            BEFORE PAYMENT OF CAPITAL

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       JOHNSTON'S READY-CRUST CORPORATION

     The sole incorporator of Johnston's Ready-Crust Corporation (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

     FIRST: Article 1 of the Certificate of Incorporation of the Corporation has been amended in its entirety to read as follows:

     "1. The name of the corporation is Johnston's Ready-Crust company."

     SECOND: The amendment to the Certificate of Incorporation hereinabove set forth has been duly adopted, in accordance with the provisions of Section 241 of the Delaware General Corporation Law, by the action of the sole incorporator of the Corporation.

     THIRD: That the Corporation has not received any payment for any of its stock.

     IN WITNESS WHEREOF, the undersigned sole incorporator of Johnston's Ready-Crust Corporation has caused this certificate to be executed as of the 29th day of July, 1980.



                                              JOHNSTON'S READY-CRUST CORPORATION



                                              ----------------------------------
                                                         Paul G. Meyer